UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2006

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12130 Galveston Road (Hwy 3), Building 1, Webster, Texas	77598
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 558-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2006, the Company’s Board of Directors appointed James D. Royston as Senior Vice President and General Manager of our Astrotech Space Operations business unit. This appointment is pursuant to a written agreement which is more fully described in Item 5.02 below, which is incorporated into this Item 1.01 in its entirety.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 11, 2006 the Company’s Board of Directors appointed James D. Royston as Senior Vice President and General Manager of our Astrotech Space Operations business unit.

Mr. Royston, who is 42, joined SPACEHAB in 2000 and has led ground operations at Astrotech’s Florida and California locations since 2002. He has been responsible for overseeing spacecraft processing and support services for civil, military, and commercial customers. With over 15-years experience, he has exceptional technological know-how and aerospace expertise.

Prior to joining SPACEHAB, Mr. Royston served as RWD Technologies Inc.’s e-Learning Director in charge of managing company operations, strategic planning and growth strategies. Prior to RWD, Mr. Royston held the position of Senior Vice President of Merrimac Interactive Media, Inc. and Director of the Information Management Project Office for United Space Alliance at NASA’s Kennedy Space Center (KSC.)

The Company has a written agreement with Mr. Royston, whereas he will serve as Senior Vice President and General Manager . The term of employment commenced on May 11, 2006, and shall continue through June 11, 2007 (the “Initial Term”) subject to automatic annual renewal for one -year terms thereafter (the “Additional Term”), unless either the Company or employee notifies the other party of its intent not to renew at least ninety (90) days prior to the end of the Initial Term or Additional Term, as the case may be. As base compensation for his services, Mr. Royston shall receive a base salary of not less than $154,355 per annum. Such amounts may be increased but not decreased annually at the discretion of the Company’s Compensation Committee of the Board of Directors based upon an annual review by the Company’s Compensation Committee of the Board of Directors of Mr. Royston’s performance. Mr. Royston is entitled to an annual incentive bonus, if any, based on employee’s and/or Company’s performance as determined and approved by the Company’s Compensation Committee of the Board of Directors. In addition, Mr. Royston is entitled to an annual stock option grant, if any, based on his, the Company’s and/or Company Stock performance as determined and approved by the Compensation Committee of the Board of Directors.

Section 8 - Other Events

Item 8.01 Other Events

On May 16, 2006, the Company issued a press release which is being incorporated by reference and attached as exhibit 99.1, announcing Mr. Royston’s appointment as Senior Vice President and General Manager of our Astrotech Space Operations business unit.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) A copy of the Press Release announcing the appointment of James D. Royston as Senior Vice President and General Manager of our Astrotech Space Operations business unit is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated
(Registrant)

Date May 16, 2006	By	/s/ Brian K. Harrington
(Signature)*
Brian K. Harrington
Senior Vice President, Finance and Chief Financial Officer

*	Print name and title of the signing officer under his signature.